Exhibit 99.1

Vantiv Reports Third Quarter 2014 Results

Vantiv’s Strong Position in the Payments Market and Key Strategic Assets
Enabled Third Quarter Net Revenue to Increase 29% to $381 Million and
Pro Forma Adjusted Net Income per Share to Increase 23% to $0.49

CINCINNATI - October 30, 2014 - Vantiv, Inc. (NYSE: VNTV) (“Vantiv” or the “Company”) today announced financial results for the third quarter ended September 30, 2014. Given Vantiv’s strong position in the payments market and assembly of key strategic assets, revenue increased 31% to $697.1 million in the third quarter as compared to $532.3 million in the prior year period, and net revenue increased 29% to $380.5 million in the third quarter as compared to $294.2 million in the prior year period as transactions increased by 26% over the prior year period. On a GAAP basis, net income attributable to Vantiv, Inc. was $30.0 million or $0.20 per diluted share during the third quarter, as compared with $35.7 million or $0.24 per diluted share in the prior year period. Pro forma adjusted net income increased 21% in the third quarter to $96.9 million as compared to $80.0 million in the prior year period. Pro forma adjusted net income per share increased 23% to $0.49 for the third quarter as compared to $0.40 in the prior year period. (See Schedule 2 for pro forma adjusted net income and Schedule 6 for GAAP net income reconciliation to pro forma adjusted net income.)

Vantiv continues to generate superior profitability as reflected by its third quarter adjusted EBITDA margin of 48%, including impacts from the acquisition of key strategic assets. Adjusted EBITDA increased 21% to $181.5 million in the third quarter from $149.5 million in the prior year period. (See Schedule 8 for a reconciliation of GAAP net income to adjusted EBITDA.)

“This was a strong quarter,” said Charles Drucker, president and chief executive officer at Vantiv. “We are assembling strategic assets and technology capabilities to expand into high growth areas of the market, and our performance this quarter shows that our strategy is working. The payments industry is changing rapidly, and we have positioned Vantiv as a leader in the future of payments.”

Merchant Services

Merchant Services net revenue increased 42% to $297.7 million in the third quarter as compared to $209.7 million in the prior year period, primarily due to a 31% increase in transactions and an 8% increase in net revenue per transaction. Excluding the impact of recent acquisitions, net revenue growth expanded to 7% on an organic basis over the prior year period, due primarily to increased new business as well as the company’s strategic expansion into high growth channels and verticals, including Merchant Bank, eCommerce and Integrated Payments. Sales and marketing expenses increased by 44% above the prior year period, to $104.5 million, primarily due to the impact of acquisitions.

Financial Institution Services

Given the continued shift in the mix of our client portfolio, Financial Institution Services net revenue decreased slightly to $82.9 million in the third quarter from $84.5 million in the prior year period as a 4% increase in transactions was offset by lower average net revenue per transaction. Sales and marketing expenses decreased by 3% from the prior year period, to $6.8 million.

Fourth Quarter Financial Outlook

Based on the current level of transaction trends and new business activity, net revenue for the fourth quarter of 2014 is expected to be $394 to $400 million, representing growth of 28% to 30% above the prior year period. Pro forma adjusted net income per share for the fourth quarter of 2014 is expected to be $0.50 to $0.53, an increase of 11% to 18% above the prior year period. GAAP net income per share attributable to Vantiv, Inc. is expected to be $0.21 to $0.24 for the fourth quarter of 2014.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss the third quarter 2014 financial results today at 8:00 AM ET. Hosting the call will be Charles Drucker, president and chief executive officer and Mark Heimbouch, chief financial officer. The conference call can be accessed live over the phone by dialing (888) 661-5167, or for international callers (913) 312-1431, and referencing conference code 2652938. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (888) 203-1112, or for international callers (719) 457-0820, and entering replay passcode 2652938. The replay will be available through Thursday, November 13, 2014. The call will also be webcast live from the company's investor relations website at http://investors.vantiv.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Vantiv, Inc.

Vantiv, Inc. (NYSE: VNTV) is a leading, integrated payment processor differentiated by a single, proprietary technology platform. Vantiv offers a comprehensive suite of traditional and innovative payment processing and technology solutions to merchants and financial institutions of all sizes in the U.S., enabling them to address their payment processing needs through a single provider. We build strong relationships with our customers, helping them become more efficient, more secure and more successful. Vantiv is the third largest merchant acquirer and the largest PIN debit acquirer based on number of transactions in the U.S. The company's growth strategy includes expanding further into high growth payment segments, such as integrated payments, payment facilitation (PayFacTM), mobile, prepaid and information solutions, and attractive industry verticals such as business-to-business, ecommerce, healthcare, gaming, government and education. For more information, visit www.vantiv.com.

Non-GAAP and Pro Forma Financial Measures

This earnings release presents non-GAAP and pro forma financial information including net revenue, adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per share. These are important financial performance measures for the Company, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP and pro forma financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Forward-Looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risk factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission and include, but are not limited to: (i) the ability to keep pace with rapid developments and change in our industry and provide new services to our clients; (ii) competition within our industry; (iii) disclosure of unauthorized data and security breaches that expose us to liability, litigation and reputational damage; (iv) failures of our systems or systems of our third party providers; (v) our inability to expand our market share in existing markets or expand into new markets; (vi) our ability to identify acquisition, joint venture and partnership candidates and finance or integrate businesses, services or technologies that we acquire; (vii) failure to comply with applicable requirements of Visa, MasterCard or other payment networks; (viii) changes in payment network rules or standards; (ix) our ability to pass fee increases along to merchants; (x) termination of sponsorship or clearing services provided to us; (xi) increased attrition of our merchants or referral partners; (xii) inability to successfully renew or renegotiate agreements with our clients or referral partners; (xiii) reductions in overall consumer, business and government spending; (xiv) fraud by merchants or others; (xv) a decline in the use of credit, debit or prepaid cards; (xvi) consolidation in the banking and retail industries; and (xvii) the effects of governmental regulation, changes in laws and outcomes of future litigation or investigations. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. More information on potential factors that could affect the Company’s financial results and performance is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic reports filed with the SEC, including the Company’s Form 10-K for the year ended December 31, 2013 and its subsequent filings with the SEC.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:

Investors
Nathan Rozof, CFA
Senior Vice President, Investor Relations
(866) 254-4811
(513) 900-4811
IR@vantiv.com

Media
Andrew Ciafardini
Director of Public Relations
(513) 900-5308
Andrew.Ciafardini@vantiv.com

Schedule 1
Vantiv, Inc.
Consolidated Statements of Income
(Unaudited)
(in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
	2014	2013	% Change	2014	2013	% Change
Revenue	$697,109	$532,347	31%	$1,843,418	$1,549,722	19%
Network fees and other costs	316,592	238,141	33%	843,030	685,708	23%
Net revenue	380,517	294,206	29%	1,000,388	864,014	16%
Sales and marketing	111,233	79,551	40%	280,184	231,963	21%
Other operating costs	60,659	48,340	25%	177,782	148,168	20%
General and administrative	45,422	27,489	65%	126,580	88,450	43%
Depreciation and amortization	65,289	48,604	34%	204,176	136,428	50%
Income from operations	97,914	90,222	9%	211,666	259,005	(18)%
Interest expense—net	(28,039)	(10,724)	161%	(52,089)	(30,317)	72%
Non-operating expenses(1)	(6,594)	—	NM	(34,250)	(20,000)	71%
Income before applicable income taxes	63,281	79,498	(20)%	125,327	208,688	(40)%
Income tax expense	20,436	24,893	(18)%	38,078	63,650	(40)%
Net income	42,845	54,605	(22)%	87,249	145,038	(40)%
Less: Net income attributable to non-controlling interests	(12,859)	(18,894)	(32)%	(30,536)	(54,300)	(44)%
Net income attributable to Vantiv, Inc.	$29,986	$35,711	(16)%	$56,713	$90,738	(37)%

Net income per share attributable to Vantiv, Inc. Class A common stock:
Basic	$0.21	$0.26	(19)%	$0.40	$0.66	(39)%
Diluted(2)	$0.20	$0.24	(17)%	$0.40	$0.62	(35)%
Shares used in computing net income per share of Class A common stock:
Basic	144,632,010	139,968,417		141,127,560	138,142,146
Diluted	199,698,988	201,011,014		199,074,819	207,843,165
				0
Non Financial Data:
Transactions (in millions)	5,360	4,266	26%	14,420	12,435	16%

(1) Non-operating expenses consists of charges incurred with the refinancing of our debt in June 2014 and May 2013 and the change in fair value of a tax receivable agreement ("TRA") entered into in June 2014.
(2) Due to our structure as a C corporation and Vantiv Holding's structure as a pass-through entity for tax purposes, the numerator in the diluted net income per share calculation is adjusted to reflect our income tax expense at an expected effective tax rate assuming the conversion of the Class B units of Vantiv Holding into shares of our Class A common stock. The expected effective tax rate for the three and nine months ended September 30, 2014 was 36.5% compared to 38.5% for the three and nine months ended September 30, 2013. The components of the diluted net income per share calculation are as follows:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Income before applicable income taxes	$63,281	$79,498	$125,327	$208,688
Taxes	23,098	30,607	45,744	80,345
Net income	$40,183	$48,891	$79,583	$128,343
Diluted shares	199,698,988	201,011,014	199,074,819	207,843,165
Diluted EPS	$0.20	$0.24	$0.40	$0.62

Schedule 2
Vantiv, Inc.
Pro Forma Adjusted Net Income
(Unaudited)
(in thousands, except share data)

See schedule 6 and 7 for a reconciliation of GAAP net income to pro forma adjusted net income.

	Three Months Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
	2014	2013	% Change	2014	2013	% Change
Revenue	$697,109	$532,347	31%	$1,843,418	$1,549,722	19%
Network fees and other costs	316,592	238,141	33%	843,030	685,708	23%
Net revenue	380,517	294,206	29%	1,000,388	864,014	16%
Sales and marketing	111,233	79,551	40%	280,184	231,963	21%
Other operating costs	57,955	46,076	26%	165,359	141,951	16%
General and administrative	29,865	19,116	56%	78,032	64,080	22%
Adjusted EBITDA(1)	181,464	149,463	21%	476,813	426,020	12%
Depreciation and amortization	20,143	16,636	21%	56,681	43,554	30%
Adjusted income from operations	161,321	132,827	21%	420,132	382,466	10%
Interest expense—net	(28,039)	(10,724)	161%	(52,089)	(30,317)	72%
Non-GAAP adjusted income before applicable income taxes	133,282	122,103	9%	368,043	352,149	5%
Pro Forma Adjustments:
Income tax expense(2)	48,648	47,010	3%	134,336	135,577	(1)%
Tax adjustments(3)	(12,418)	(4,875)	155%	(34,005)	(13,511)	152%
Less: JV non-controlling interest(4)	(186)	—	NM	(487)	—	NM
Pro forma adjusted net income(5)	$96,866	$79,968	21%	$267,225	$230,083	16%

Pro forma adjusted net income per share(6)	$0.49	$0.40	23%	$1.34	$1.11	21%

Adjusted shares outstanding	199,698,988	201,011,014		199,074,819	207,843,165

Non Financial Data:
Transactions (in millions)	5,360	4,266	26%	14,420	12,435	16%

Non-GAAP and Pro Forma Financial Measures
This schedule presents non-GAAP and pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.
Pro forma adjusted net income is derived from GAAP net income, adjusting for the following items: (a) amortization of intangible assets acquired in business combinations and customer portfolio and related asset acquisitions, and the write down of a trade name in June 2014; (b) non-operating expenses primarily associated with the refinancing of our debt in June 2014 and May 2013; (c) adjustments to income tax expense assuming conversion of the Fifth Third Bank non-controlling interest into shares of Class A common stock; (d) share-based compensation; (e) acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits; and (f) tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements established at the time of our initial public offering.

(1) See schedule 8 for a reconciliation of GAAP net income to adjusted EBITDA.
(2) Represents income tax expense at an effective tax rate of 36.5% for the three and nine months ended September 30, 2014 and 38.5% for the three and nine months ended September 30, 2013, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above. The effective tax rate is expected to remain at 36.5% for the remainder of 2014.
(3) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements established at the time of our initial public offering.
(4) Represents the non-controlling interest, net of pro forma income tax expense discussed in (2) above, associated with a consolidated joint venture formed in May 2014.
(5) Pro forma adjusted net income assumes the conversion of the Fifth Third Bank non-controlling interest into shares of Class A common stock.
(6) Pro forma adjusted net income per share is calculated as pro forma adjusted net income divided by adjusted shares outstanding.

Schedule 3
Vantiv, Inc.
Segment Information
(Unaudited)
(in thousands)

	Three Months Ended September 30, 2014
		Financial Institution
	Merchant Services	Services	Total
Total revenue	$580,082	$117,027	$697,109
Network fees and other costs	282,431	34,161	316,592
Net revenue	297,651	82,866	380,517
Sales and marketing	104,460	6,773	111,233
Segment profit	$193,191	$76,093	$269,284

Non-financial data:
Transactions (in millions)	4,398	962	5,360
Net revenue per transaction	$0.0677	$0.0861	$0.0710

	Three Months Ended September 30, 2013
		Financial Institution
	Merchant Services	Services	Total
Total revenue	$413,360	$118,987	$532,347
Network fees and other costs	203,642	34,499	238,141
Net revenue	209,718	84,488	294,206
Sales and marketing	72,534	7,017	79,551
Segment profit	$137,184	$77,471	$214,655

Non-financial data:
Transactions (in millions)	3,345	921	4,266
Net revenue per transaction	$0.0627	$0.0917	$0.0690

	Nine Months Ended September 30, 2014
		Financial Institution
	Merchant Services	Services	Total
Total revenue	$1,486,991	$356,427	$1,843,418
Network fees and other costs	738,440	104,590	843,030
Net revenue	748,551	251,837	1,000,388
Sales and marketing	260,225	19,959	280,184
Segment profit	$488,326	$231,878	$720,204

Non-financial data:
Transactions (in millions)	11,575	2,845	14,420
Net revenue per transaction	$0.0647	$0.0885	$0.0694

	Nine Months Ended September 30, 2013
		Financial Institution
	Merchant Services	Services	Total
Total revenue	$1,197,497	$352,225	$1,549,722
Network fees and other costs	585,364	100,344	685,708
Net revenue	612,133	251,881	864,014
Sales and marketing	213,034	18,929	231,963
Segment profit	$399,099	$232,952	$632,051

Non-financial data:
Transactions (in millions)	9,741	2,694	12,435
Net revenue per transaction	$0.0628	$0.0935	$0.0695

Schedule 4
Vantiv, Inc.
Condensed Consolidated Statements of Financial Position
(Unaudited)
(in thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$371,447	$171,427
Accounts receivable—net	529,441	472,196
Related party receivable	6,017	5,155
Settlement assets	116,694	127,144
Prepaid expenses	29,670	18,059
Other	12,571	13,932
Total current assets	1,065,840	807,913

Customer incentives	37,925	30,808
Property, equipment and software—net	279,024	217,333
Intangible assets—net	1,114,843	795,332
Goodwill	3,272,907	1,943,613
Deferred taxes	454,811	362,785
Other assets	47,978	31,769
Total assets	$6,273,328	$4,189,553

Liabilities and equity
Current liabilities:
Accounts payable and accrued expenses	$261,600	$233,383
Related party payable	3,201	2,381
Settlement obligations	434,053	333,649
Current portion of note payable	116,501	92,500
Current portion of tax receivable agreement obligations to related parties	23,333	8,639
Deferred income	8,005	9,053
Current maturities of capital lease obligations	8,118	4,326
Other	5,242	1,382
Total current liabilities	860,053	685,313
Long-term liabilities:
Note payable	3,305,989	1,718,750
Tax receivable agreement obligations to related parties	637,766	551,061
Tax receivable agreement obligations	144,793	—
Capital lease obligations	17,013	12,044
Deferred taxes	43,053	37,963
Other	21,437	8,100
Total long-term liabilities	4,170,051	2,327,918
Total liabilities	5,030,104	3,013,231

Commitments and contingencies
Equity:
Total equity (1)	1,243,224	1,176,322
Total liabilities and equity	$6,273,328	$4,189,553

(1) Includes equity attributable to non-controlling interests.

Schedule 5
Vantiv, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30, 2014	September 30, 2013
Operating Activities:
Net income	$87,249	$145,038
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	169,909	136,428
Write-off of intangible asset	34,267	—
Amortization of customer incentives	8,094	7,466
Amortization and write-off of debt issuance costs	30,416	23,256
Share-based compensation expense	30,797	21,352
Other non-cash items	8,311	—
Change in operating assets and liabilities:
Accounts receivable and related party receivable	(15,946)	25,734
Net settlement assets and obligations	109,402	13,910
Customer incentives	(11,581)	(10,548)
Prepaid and other assets	(10,321)	(7,535)
Accounts payable and accrued expenses	22,628	(14,508)
Payable to related party	733	1,038
Other liabilities	(1,161)	132
Net cash provided by operating activities	462,797	341,763
Investing Activities:
Purchases of property and equipment	(76,984)	(46,970)
Acquisition of customer portfolios and related assets	(27,399)	(6,555)
Purchase of investments	(7,487)	(3,174)
Cash used in acquisitions, net of cash acquired	(1,658,694)	(155,654)
Net cash used in investing activities	(1,770,564)	(212,353)
Financing Activities:
Proceeds from issuance of long-term debt	3,443,000	1,850,000
Repayment of debt and capital lease obligations	(1,838,906)	(1,280,366)
Payment of debt issuance costs	(38,069)	(26,288)
Proceeds from exercise of Class A common stock options	2,774	—
Repurchase of Class A common stock	(34,366)	(400,592)
Repurchase of Class A common stock (to satisfy tax withholding obligations)	(16,699)	(12,739)
Payments under tax receivable agreements	(8,639)	—
Tax benefit from employee share-based compensation	11,845	6,754
Distribution to non-controlling interests	(13,153)	(28,978)
Net cash provided by financing activities	1,507,787	107,791
Net increase in cash and cash equivalents	200,020	237,201
Cash and cash equivalents—Beginning of period	171,427	67,058
Cash and cash equivalents—End of period	$371,447	$304,259

Cash Payments:
Interest	$44,611	$28,141
Taxes	18,422	43,041
Non-cash Items:
Issuance of tax receivable agreements to related parties	$109,400	$328,900
Issuance of tax receivable agreement as contingent consideration	137,120	—

Schedule 6
Vantiv, Inc.
Reconciliation of GAAP Net Income to Pro Forma Adjusted Net Income
(Unaudited)
(in thousands)

	Three Months Ended September 30, 2014
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non Operating Expenses(3)	Non-controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$697,109	$—	$—	$—	$—	$—	$—		$697,109
Network fees and other costs	316,592	—	—	—	—	—	—		316,592
Net revenue	380,517	—	—	—	—	—	—		380,517
Sales and marketing	111,233	—	—	—	—	—	—		111,233
Other operating costs	60,659	(2,704)	—	—	—	—	—		57,955
General and administrative	45,422	(4,804)	(10,753)	—	—	—	—		29,865
Depreciation and amortization	65,289	—	—	(45,146)	—	—	—		20,143
Income from operations	97,914	7,508	10,753	45,146	—	—	—		161,321
Interest expense—net	(28,039)	—	—	—	—	—	—		(28,039)
Non-operating expenses	(6,594)	—	—	—	6,594	—	—		—
Income before applicable income taxes	63,281	7,508	10,753	45,146	6,594	—	—		133,282
Income tax expense	20,436	—	—	—	—	—	28,212	(5)	48,648
Tax adjustments	—	—	—	—	—	—	(12,418)	(6)	(12,418)
Less: JV non-controlling interest	—	—	—	—	—	(186)	—		(186)
Net income	$42,845	$7,508	$10,753	$45,146	$6,594	$(186)	$(15,794)		$96,866

	Three Months Ended September 30, 2013
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non Operating Expenses(3)	Non-controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$532,347	$—	$—	$—	$—	$—	$—		$532,347
Network fees and other costs	238,141	—	—	—	—	—	—		238,141
Net revenue	294,206	—	—	—	—	—	—		294,206
Sales and marketing	79,551	—	—	—	—	—	—		79,551
Other operating costs	48,340	(2,264)	—	—	—	—	—		46,076
General and administrative	27,489	(951)	(7,422)	—	—	—	—		19,116
Depreciation and amortization	48,604	—	—	(31,968)	—	—	—		16,636
Income from operations	90,222	3,215	7,422	31,968	—	—	—		132,827
Interest expense—net	(10,724)	—	—	—	—	—	—		(10,724)
Non-operating expenses	—	—	—	—	—	—	—		—
Income before applicable income taxes	79,498	3,215	7,422	31,968	—	—	—		122,103
Income tax expense	24,893	—	—	—	—	—	22,117	(5)	47,010
Tax adjustments	—	—	—	—	—	—	(4,875)	(6)	(4,875)
Less: JV non-controlling interest	—	—	—	—	—	—	—		—
Net income	$54,605	$3,215	$7,422	$31,968	$—	$—	$(17,242)		$79,968

Pro Forma Financial Measures
This schedule presents pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.

(1) Represents acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits.
(2) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(3) Represents non-operating expenses primarily relating to the change in fair value of a TRA entered into in June 2014.
(4) Represents the non-controlling interest, net of pro forma income tax expense discussed in (5) below, associated with a consolidated joint venture formed in May 2014.
(5) Represents adjustments to income tax expense to reflect an effective tax rate of 36.5% for the three months ended September 30, 2014 and 38.5% for the three months ended September 30, 2013, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above. The effective tax rate is expected to remain at 36.5% for the remainder of 2014.
(6) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements established at the time of our initial public offering.

Schedule 7
Vantiv, Inc.
Reconciliation of GAAP Net Income to Pro Forma Adjusted Net Income
(Unaudited)
(in thousands)

	Nine Months Ended September 30, 2014
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non Operating Expenses(3)	Non-controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$1,843,418	$—	$—	$—	$—	$—	$—		$1,843,418
Network fees and other costs	843,030	—	—	—	—	—	—		843,030
Net revenue	1,000,388	—	—	—	—	—	—		1,000,388
Sales and marketing	280,184	—	—	—	—	—	—		280,184
Other operating costs	177,782	(12,423)	—	—	—	—	—		165,359
General and administrative	126,580	(17,751)	(30,797)	—	—	—	—		78,032
Depreciation and amortization	204,176	—	—	(147,495)	—	—	—		56,681
Income from operations	211,666	30,174	30,797	147,495	—	—	—		420,132
Interest expense—net	(52,089)	—	—	—	—	—	—		(52,089)
Non-operating expenses	(34,250)	—	—	—	34,250	—	—		—
Income before applicable income taxes	125,327	30,174	30,797	147,495	34,250	—	—		368,043
Income tax expense	38,078	—	—	—	—	—	96,258	(5)	134,336
Tax adjustments	—	—	—	—	—	—	(34,005)	(6)	(34,005)
Less: JV non-controlling interest	—	—	—	—	—	(487)	—		(487)
Net income	$87,249	$30,174	$30,797	$147,495	$34,250	$(487)	$(62,253)		$267,225

	Nine Months Ended September 30, 2013
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non Operating Expenses(3)	Non-controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$1,549,722	$—	$—	$—	$—	$—	$—		$1,549,722
Network fees and other costs	685,708	—	—	—	—	—	—		685,708
Net revenue	864,014	—	—	—	—	—	—		864,014
Sales and marketing	231,963	—	—	—	—	—	—		231,963
Other operating costs	148,168	(6,217)	—	—	—	—	—		141,951
General and administrative	88,450	(3,018)	(21,352)	—	—	—	—		64,080
Depreciation and amortization	136,428	—	—	(92,874)	—	—	—		43,554
Income from operations	259,005	9,235	21,352	92,874	—	—	—		382,466
Interest expense—net	(30,317)	—	—	—	—	—	—		(30,317)
Non-operating expenses	(20,000)	—	—	—	20,000	—	—		—
Income before applicable income taxes	208,688	9,235	21,352	92,874	20,000	—	—		352,149
Income tax expense	63,650	—	—	—	—	—	71,927	(5)	135,577
Tax adjustments	—	—	—	—	—	—	(13,511)	(6)	(13,511)
Less: JV non-controlling interest	—	—	—	—	—	—	—		—
Net income	$145,038	$9,235	$21,352	$92,874	$20,000	$—	$(58,416)		$230,083

Pro Forma Financial Measures
This schedule presents pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.

(1) Represents acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits.
(2) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions. The nine months ended September 30, 2014 also includes the write-down of a trade name of $34,267.
(3) Represents non-operating expenses associated with the refinancing of our debt in June 2014 and May 2013 and the change in fair value of a TRA entered into in June 2014.
(4) Represents the non-controlling interest, net of pro forma income tax expense discussed in (5) below, associated with a consolidated joint venture formed in May 2014.
(5) Represents adjustments to income tax expense to reflect an effective tax rate of 36.5% for the nine months ended September 30, 2014 and 38.5% for the nine months ended September 30, 2013, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above. The effective tax rate is expected to remain at 36.5% for the remainder of 2014.
(6) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements established at the time of our initial public offering.

Schedule 8
Vantiv, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
	2014	2013	% Change	2014	2013	% Change
Net income	$42,845	$54,605	(22)%	$87,249	$145,038	(40)%
Income tax expense	20,436	24,893	(18)%	38,078	63,650	(40)%
Non-operating expenses(1)	6,594	—	NM	34,250	20,000	71%
Interest expense—net	28,039	10,724	161%	52,089	30,317	72%
Share-based compensation	10,753	7,422	45%	30,797	21,352	44%
Transition, acquisition and integration costs(2)	7,508	3,215	134%	30,174	9,235	227%
Depreciation and amortization	65,289	48,604	34%	204,176	136,428	50%
Adjusted EBITDA	$181,464	$149,463	21%	$476,813	$426,020	12%

Non-GAAP Financial Measures
This schedule presents adjusted EBITDA, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies.

(1) Represents non-operating expenses associated with the refinancing of our debt in June 2014 and May 2013 and the change in fair value of a TRA entered into in June 2014.
(2) Represents acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits.